Exhibit 4.23

EXHIBIT B

EXCEPTIONS AND ENCUMBRANCES

All existing exceptions and encumbrances of record.

31
Recorded 12/28/2012 10:13
Doc: WD Rcpt#: 294459
TRANSFER TAX ID: 064002698
Grant Walraven, C.S.C.
GORDON County, Ga.
DEED Bk: 1805 Pgs: 326-331

**AFTER RECORDING RETURN TO:**

**METROPOLITAN TITLE AGENCY, INC.**
1820 The Exchange, Suite 550
Atlanta, Georgia 30339
Phone: 770-933-0073
FAX: 770-933-0233

**COUNTY OF GORDON )**
**STATE OF GEORGIA )**

# LIMITED WARRANTY DEED

This Indenture, dated for convenience of reference as of December 1, 2012, from **MASLAND CARPETS, LLC**, a Georgia limited liability company (hereinafter called "**Grantor**"), to the **DEVELOPMENT AUTHORITY OF GORDON COUNTY**, a development authority and a public body corporate and politic existing under the laws of the State of Georgia (hereinafter called "**Grantee**"). The words "Grantor" and "Grantee" shall include their respective heirs, successors, and assigns, and further, the singular shall include the plural where the context requires or permits.

## WITNESSETH:

Grantor, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid at and before the sealing and delivery of these presents, the receipt of which is hereby acknowledged, has granted, bargained, sold, alienated, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee the following interests in real property, collectively called the "**Land,**" being the parcel of land described in Exhibit A that is attached hereto and incorporated herein by this reference, together with:

(i) all right, title and interest, if any, of the Grantor in and to the streets and roads abutting said Land to the center lines thereof, the strips and gores within or adjoining said Land, the air space and right to use said air space above said Land, all rights of ingress and egress by

pedestrians and motor vehicles to parking facilities on or within said Land, and all easements now or hereafter affecting said land, royalties and all rights appertaining to the use and enjoyment of said Land, including, without limitation, alley, drainage, sewer, mineral, water, oil and gas rights, rights-of-way, vaults, ways, passages, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Grantor; and

(ii) all right, title and interest now held or hereafter acquired by the Grantor in and to all buildings, structures, improvements on said Land and those building fixtures that are located thereon and that are intended to be non-removable and intended to be accessions to the freehold interest in the Land or that otherwise become a part of such freehold, which are now or hereafter attached to any of such buildings, structures, improvements on the Land, including, but not limited to, the following: floor covering, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator plants, stoves, ovens (microwave, convection and others), refrigerators, freezers, ranges, shelving, racks, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fuel pumps, fuel storage facilities, fittings, and other fixtures all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the freehold as between the parties hereto and all persons claiming by, through or under them (collectively herein called "**Improvements**"); title to any improvements located on said Land on the date of delivery hereof shall vest in the Grantee on the date of delivery hereof and title to any additional improvements hereafter located on said Land shall vest in the Grantee as the same is constructed or when affixed to the Land.

**TO HAVE AND TO HOLD** said Land, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in Fee Simple.

**AND THE GRANTOR** will warrant and forever defend the right and title to the Land unto the Grantee against the claims of the Grantor and all others claiming by, through or under the Grantor, but not otherwise and excluding those exceptions and encumbrances set forth on Exhibit B and incorporated herein by this reference.

[SIGNATURE ON FOLLOWING PAGE]

**IN WITNESS WHEREOF**, the Grantor has caused this instrument to be signed under seal by its duly authorized representatives acting on its behalf on the date first written above.

Signed and sealed in the presence of:

Robert L Dunn
Unofficial Witness

Barbara Brickman
Notary Public

My Commission Expires:

July 6, 2016

[NOTARY SEAL]

BARBARA BRICKMAN STATE OF TENNESSEE NOTARY PUBLIC HAMILTON COUNTY

**MASLAND CARPETS, LLC,**
a Georgia limited liability company

By: Jon A. Faulkner (SEAL)
Jon A. Faulkner, President

[SIGNATURE PAGE TO LIMITED WARRANTY DEED]

**EXHIBIT "A"**

**LEGAL DESCRIPTION OF SITE**

A tract of land situated in the City of Calhoun and being in Land Lot 227, 14th District, 3rd Section of Gordon County, Georgia and described in Deed Book 1719, page 119, and being more particularly described as follows:

Begin at the point of beginning which is the Northwest corner of the South Calhoun Baptist Church, Deed Book 59, page 520, O.C.O.S.C.G.C. and the South right of way of Pine Street; thence South 03 degrees 43 minutes 11 seconds West 300.95 feet to a rebar corner; thence with the south line of the South Calhoun Baptist Church aforementioned South 79 degrees 48 minutes 41 seconds East 158.82 feet to an iron corner; thence leaving said south line and with and along the West line of Southeast Supply, Inc., Deed Book 872, page 223, O.C.O.S.C.G.C. and part of the West line of Res Jr. Holdings, LLLP, Deed Book 1628, page 384, O.C.O.S.C.G.C., South 07 degrees 08 minutes 02 seconds West 431.65 feet to a point; thence continuing with said line of Res Jr. Holdings LLLP aforementioned and with the West line of Wild Realty LLC, Deed Book 1621, page 219, O.C.O.S.C.G.C. and part of West line of Wildstein Realty LLC, Deed Book 1338, page 296, O.C.O.S.C.G.C. South 07 degrees 34 minutes 35 seconds West 431.53 feet to a point; thence continuing with the West line of Wildstein Realty LLC aforementioned South 08 degrees 45 minutes 35 seconds West 262.99 feet to a point; thence continuing with the West line of Wildstein Realty LLC aforementioned South 07 degrees 40 minutes 35 seconds West 227.50 feet to a point; thence continuing with the West line of Wildstein Realty LLC, Deed Book 512, page 327 and Deed Book 1338, page 300, O.C.O.S.C.G.C. South 07 degrees 47 minutes 36 seconds West 499.60 feet to an iron corner; thence leaving said West line and with and along the North line of the City of Calhoun, Deed Book 64, page 179, O.C.O.S.C.G.C. South 81 degrees 39 minutes 35 seconds West 365.00 feet to a point in the center line of Oothoalooga Creek; thence with and along the center line of Oothoalooga Creek to the Southeast corner of Calhoun Gordon County Child, Deed Book 173, page 189, O.C.O.S.C.G.C., said creek is subtended by a series of chords as follows: North 13 degrees 33 minutes 01 seconds West 279.49 feet to a point, North 54 degrees 05 minutes 20 seconds West 176.09 feet and North 78 degrees 59 minutes 31 seconds West 411.20 feet; thence leaving said center line and with and along the East line of Calhoun Gordon County Child aforementioned North 11 degrees 02 minutes 10 seconds East 294.48 feet to an iron corner; thence continuing along the East line aforementioned North 27 degrees 53 minutes 27 seconds West 304.48 feet to a spike corner; thence South 58 degrees 02 minutes 30 seconds West 23.84 feet to a spike corner; thence leaving said line and with and along the East line of Crown Crafts, Inc., Deed Book 173, page 194, O.C.O.S.C.G.C., North 00 degrees 33 minutes 17 seconds East 203.48 feet to a spike corner; thence continuing North 32 degrees 14 minutes 43 seconds West 29.04 feet to a rebar corner; thence leaving said East line and with and along the Southeast line of Russell Offutt, Deed Book 542, page 65, O.C.O.S.C.G.C. North 57 degrees 40 minutes 42 seconds East 471.85 feet to a rebar corner; thence leaving said Southeast line and with and along the Northeast line of Russell Offutt aforementioned North 32 degrees 19 minutes 09 seconds West 441.38 feet to an iron corner; thence leaving said Northeast line and with and along the South right of way of Pine Street a

public dedicated 50 foot right of way with a series of courses and distances as follows: North 55 degrees 42 minutes 07 seconds East 520.85 feet to a point of curve; thence with a curve measured to the right an arc distance of 346.46 feet to the point of tangent, said curve has a radius of 523.26 feet, a central angle of 37 degrees 56 minutes 13 seconds and is subtended by a chord of North 74 degrees 40 minutes 13 seconds East 340.17 feet; thence South 86 degrees 21 minutes 41 seconds East 284.06 feet to the point of beginning. Said tract contains 46.44 acres more or less.